Exhibit 99.2

NOTICE OF OPTIONAL REDEMPTION
TO HOLDERS OF
Vector Group Ltd.
3.875% Variable Interest Senior Convertible Debentures due 2026
(CUSIP NoS. 92240MAJ7 and 92240MAL2)

October 29, 2013
Notice is hereby given that, pursuant to Section 2 of the 3.875% Variable Interest Senior Convertible Debentures due 2026 (CUSIP Nos. 92240MAJ7 and 92240MAL2) (the “Notes”) and Sections 11.01(b) and 11.05 of the Indenture, dated as of July 12, 2006, as amended, supplemented or otherwise modified from time to time (the “Indenture”; capitalized terms used but not defined herein have the meanings given to such terms in the Indenture), between Vector Group Ltd., a Delaware corporation (the “Company”) and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”), the Company has elected to redeem all of the Notes outstanding under the Indenture, and in connection herewith, the Company hereby notifies you of the following:

1.	Optional Redemption Date: November 29, 2013 (the “Optional Redemption Date”).

2.
Redemption Price: 100% of the outstanding principal amount of the Notes being redeemed (the “Redemption Price”) plus accrued and unpaid interest up to, but excluding, the Optional Redemption Date, the amount of which interest is $510,860.03. Unless the Company defaults in making payment of the Redemption Price, interest on the Notes redeemed will cease to accrue on and after the Optional Redemption Date.

3.	Principal Amount of Notes to be Redeemed: $43,222,000 aggregate principal amount of the Notes, representing all of the Notes outstanding on the Optional Redemption Date.

4.
Conversion Price: $14.55204629. Notes to be redeemed may be converted into shares of the Company’s common stock at any time before the close of business on the Business Day immediately preceding the Optional Redemption Date, in accordance with the Indenture. After that time, you will be entitled only to the Redemption Price for your Notes. Holders who want to convert their Notes must satisfy the conversion requirements set forth in the Notes and the Indenture.

5.	Paying Agent Name and Address:
Wells Fargo Bank, National Association
6th & Marquette Avenue
N9303-121
Minneapolis, MN 55479
Attention: Corporate Trust Services

6.	Conversion Agent Name and Address:
Wells Fargo Bank, National Association
6th & Marquette Avenue
N9303-121
Minneapolis, MN 55479
Attention: Corporate Trust Services

Exhibit 99.2

Notes to be redeemed must be surrendered to the Paying Agent for cancellation to collect the Redemption Price, plus accrued and unpaid interest, on such Notes. Notes must be surrendered by hand or by mail at the following locations:

Registered & Certified Mail: Wells Fargo Bank, National Association Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	Regular Mail or Courier: Wells Fargo Bank, National Association Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479	In Person by Hand Only: Wells Fargo Bank, National Association Corporate Trust Services Northstar East Building 12th Floor 608 Second Avenue South Minneapolis, MN 55402

For Notes surrendered by mail, the use of registered or certified mail is suggested.
The CUSIP numbers listed above are for informational purposes only. No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this notice or printed on the Notes.
For all purposes of the Indenture, the Notes called for redemption in accordance with the foregoing will be deemed to be no longer outstanding from and after the Optional Redemption Date, and all rights with respect thereto, except as stated herein, will cease as of the close of business on that same date and the only remaining right of Holders of the Notes is to receive payment of the Redemption Price, plus accrued and unpaid interest and Registration Default Payments, if any, up to, but excluding, the Optional Redemption Date, upon surrender to the Paying Agent of the Notes to be redeemed.
IMPORTANT TAX NOTICE
Holders must furnish a properly completed and signed Form W-9 when submitting the Notes. Federal law may require paying agents making payments of interest or principal to withhold a 28% tax from remittances to individuals who have failed to furnish the Paying Agent with a valid taxpayer identification (Social Security) number.

Exhibit 99.2

VECTOR GROUP LTD.

By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President, Treasurer and Chief Financial Officer